UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2012, OpenTable, Inc. (the “Company”) entered into an office lease (the “Lease”) with Post-Montgomery Associates, a California general partnership (the “Landlord”).

The Lease provides for the lease of 48,161 rentable square feet located at One Montgomery Street, San Francisco, California (the “Premises”).  The Lease was effective as of September 19, 2012, but because the Premises are not required to be delivered until a later date and as an inducement for the Company to enter into the Lease, the Company will not be obligated to pay rent until three and one-half months after May 1, 2013 (the “Commencement Date”).  The Lease term is seven years, beginning on the Commencement Date.

Under the Lease, rent will be paid on a monthly basis and will increase incrementally from $170,570.21 per month to $194,650.71 per month through the end of the Lease term.  In addition, the Lease requires the Landlord to provide the Company with an allowance of up to $50.00 per rentable square foot to construct improvements in the Premises prior to the Commencement Date.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Office Lease, between OpenTable, Inc. and Post-Montgomery Associates, dated September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012	OPENTABLE, INC.

	By:	/s/ I. Duncan Robertson
I. Duncan Robertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Office Lease, between OpenTable, Inc. and Post-Montgomery Associates, dated September 19, 2012.